UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2013

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street, Suite 324
San Francisco, CA  94105
(Address of principal executive offices, with zip code)

(415) 348-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

As previously disclosed, on July 20, 2012, PEEK Investments LLC, a Delaware limited liability company (“PEEK”) commenced the unsolicited tender offer to purchase all outstanding shares of LookSmart, Ltd., a Delaware corporation (“LookSmart” or the “Company”)  for $1.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Schedule TO filed jointly with the Securities and Exchange Commission (the “SEC”) by and on behalf of PEEK and the following persons: (a) Snowy August Fund I LP, a Delaware limited partnership; (b) Snowy August Management LLC, a Delaware limited liability company; (c) Michael Onghai, a United States citizen; (d) Platinum Partners Value Arbitrage Fund L.P., a Cayman Islands exempted limited partnership; (e) Platinum Management (NY) LLC, a Delaware limited liability company; (f) Mark Nordlicht, a United States citizen; and (g) Uri Landesman, a United States citizen (such tender offer, on the price, terms and conditions described in such Schedule TO, as amended, the “Offer”).

On January 14, 2013, PEEK consummated the Offer by purchasing approximately 8,447,647 shares of the Company (the “Shares”), which, together with the shares owned by PEEK's affiliates as of such date, represented approximately 64% of the total outstanding shares of the Company.  As a result of the consummation of the Offer, a change in control of the Company occurred and PEEK became the largest stockholder of the Company.

The Company is unaware of any arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.  The Company is also unaware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2013, in connection with the closing of the Offer, the following directors of the Company resigned: Timothy Wright and Anthony Castagna.  The resignations were not related to any disagreements between these directors and the Company.  On the same date, the board of directors of the Company increased the size of the board of directors to seven and appointed PEEK nominees Christian Chan, Mike Onghai, Paul Pelosi, Jr. and Thorsten Weigl to serve as directors of the Company.  No arrangements have been made with respect to the board committees on which the new directors may serve or the compensation of the newly appointed directors.  None of the PEEK nominees is party to any transaction, since the beginning of LookSmart’s last fiscal year, or any currently proposed transaction, in which LookSmart was or is to be a participant and the amount involved exceeds $120,000, and in which any such nominee had or will have a direct or indirect material interest.

Each of these newly appointed directors was nominated by PEEK and appointed pursuant to the terms of the Offer, which was previously disclosed on Schedule 14D-9, as amended, initially filed by the Company with the SEC on August 2, 2012.

On January 16, 2013, Christopher O’Hara, the Company’s Chief Revenue Officer, submitted his resignation to the Company, effective January 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

	By:	/s/ William O’Kelly
William O’Kelly
Senior Vice President Operations and
Chief Financial Officer

Date: January 18, 2013